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                                                                    EXHIBIT 23.1



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INDEPENDENT AUDITORS' CONSENT

To Telesp Celular Participacoes S.A.:

We consent to the inclusion in this Amendment No.1 to the Registration Statement of Telesp Celular Participacoes S.A. ("TCP") on Form F-4, and in the related prospectus contained in the Form F-4 of our report dated June 18, 2003, except for Note 26, as to which the date is September 18, 2003 on the financial statements of Global Telecom S.A. as of and for the year ended December 31, 2001 and for the period from January 1, 2002 to December 27, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs related to the differences between accounting principles generally accepted in Brazil and the United States of America and for the change in the method of accounting for subscriber acquisition costs) and to the reference to us under the heading "Part Eight: Legal and Regulatory Matters -- Experts" in the prospectus, which is part of the Form F-4.



/s/ Deloitte Touche Tohmatsu



Sao Paulo, Brazil
December 16, 2003